Exhibit 5
Sealed Air Corporation
2415 Cascade Pointe Boulevard
Charlotte, North Carolina 28208
Telephone: (980) 221-3235
January 12, 2021
Sealed Air Corporation
2415 Cascade Pointe Boulevard
Charlotte, North Carolina 28208
Ladies and Gentlemen:
I am the Vice President, General Counsel and Secretary of Sealed Air Corporation, a Delaware corporation (the “Corporation”), and as such have represented the Corporation in connection with a Registration Statement on Form S-8 (the “Registration Statement”) providing for the registration under the Securities Act of 1933, as amended (the “Act”), of 1,495,431 shares (the “Shares”) of the Corporation’s Common Stock, par value $0.10 per share (the “Common Stock”) which may be issued by the Corporation pursuant to the 2014 Omnibus Incentive Plan, as amended and restated effective May 17, 2018 (as amended and restated, the “2014 Plan”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

I have confirmed that the authorization of the Shares for issuance under the 2014 Plan was approved by the board of directors of the Corporation (the “Board of Directors”) (i) with respect to the initial 2014 Omnibus Incentive Plan, on February 18, 2014, which 2014 Omnibus Incentive Plan subsequently was approved by the stockholders of the Corporation (the “Stockholders) by resolution adopted at the 2014 Annual Meeting held on May 22, 2014, and (ii) with respect to the amendment and restatement of the 2014 Omnibus Incentive Plan, on February 14, 2018, which amendment and restatement subsequently was approved by the Stockholders by resolution adopted at the 2018 Annual Meeting held on May 17, 2018. The Board of Directors approved registration of the Shares and the preparation and filing of the Registration Statement on December 9, 2020.

As counsel for the Corporation, in addition to participating in the preparation of the Registration Statement, I have reviewed (a) the 2014 Plan, (b) the resolutions adopted by the Board of Directors on February 18, 2014 approving and adopting the initial 2014 Omnibus Incentive Plan and authorizing the reservation for issuance of certain of the Shares thereunder, together with a resolution adopted by the Stockholders at the 2014 Annual Meeting approving and adopting the initial 2014 Omnibus Incentive Plan, (c) the resolutions adopted by the Board of Directors on February 14, 2018 approving and adopting the amendment and restatement of the 2014 Omnibus Incentive Plan and authorizing the reservation for issuance certain of the Shares thereunder, together with a resolution adopted by the Stockholders at the 2018 Annual Meeting approving the amendment and restatement of the 2014 Omnibus Incentive Plan, and (d) the resolutions adopted by the Board of Directors on December 9, 2020 approving the registration of the Shares and the preparation and filing of the Registration Statement. I have also reviewed such corporate records, documents, instruments and certificates and have made such other inquiries as I have deemed necessary in order to enable me to render this opinion.

As to factual matters, I have relied on originals or copies authenticated to my satisfaction of the documents referred to above and such other documents as I have considered necessary to form a basis for rendering this opinion. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies, and, to the extent I have received and relied upon certificates of the Corporation or authorized representatives thereof and certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with respect to factual matters.

Based on the foregoing, I am of the opinion that the Shares, when issued and paid for pursuant to the Registration Statement and in accordance with and upon the terms and conditions of the 2014 Plan, will be legally issued, fully paid and nonassessable shares of Common Stock of the Corporation.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to me in Item 5 of the Registration Statement. In giving this consent I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations thereunder.

Very truly yours,

/s/ Angel S. Willis
Angel S. Willis Vice President, General Counsel and Secretary